UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

_______________________

Date of Report: December 11, 2015 (Date of earliest event reported)

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Suite 104, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 11, 2015, Capstone Therapeutics Corp. ("we," our," "us" or the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Biotechnology Value Fund affiliated entities Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS, L.P., Investment 10, LLC, and MSI BVF SPV, LLC (the "Lenders"), to provide short-term funding for our operations. A portion of the funds will be advanced to LipimetiX Development, Inc., our 60% owned subsidiary, to initiate preclinical development activities for our lead commercial drug candidate, AEM-28-14. The Lenders currently own in the aggregate approximately 19% of our outstanding Common Stock, par value $.0005 per share ("Common Stock"). We will require additional funds to continue operations and to fund our LipimetiX development activities beyond early 2016.

Pursuant to the Agreement, the Lenders funded an aggregate of $1,000,000 of loans to us, evidenced by Convertible Promissory Notes (the “Notes”) dated December 11, 2015 and due April 30, 2017. The Notes bear interest at 5% per annum and are secured by a security interest in all of our assets.

The unpaid principal amount of the Notes will convert automatically upon the closing of a Qualified Equity Financing, which is defined in the Agreement as an offering of equity securities with aggregate gross proceeds of at least $5,000,000 including the principal of any converted Notes. Such conversion will be into the same securities and on the same terms as provided for the other investors in the Qualified Equity Financing.

If a Qualified Equity Financing is not consummated by March 31, 2016, the unpaid principal amount of the Notes may be converted at the election of the Lenders into shares of Common Stock, at a conversion price (the "Optional Conversion Price") equal to the trailing 10-day weighted average trading price of the Common Stock, but not be less than $.135 or more than $.18 per share. Upon a change in control of the Company, the Lenders may elect to accelerate the Notes or convert them into Common Stock at a conversion price equal to the Optional Conversion Price.

Under the Agreement, the Lenders have the right to elect to acquire upon conversion of the Notes convertible preferred stock rather than Common Stock, such preferred stock to vote with the Common Stock and to be convertible into the equivalent number of shares of Common Stock as would have been originally issued if the Notes conversion had been into Common Stock. Such preferred shares would have no preferential liquidation or distribution rights and would not have any dividend or preferred return rights.

The Agreement grants Lenders an Exclusive Period, initially ending January 31, 2016, to propose terms of an additional investment of at least $7,500,000, but not to exceed $10,000,000, in the Company (the “Proposed Investment”). The Agreement provides that it is expected that the Proposed Investment will involve the issuance of units at a price of $.18 per unit, with each unit composed of one share of Common Stock and a five-year warrant to purchase one-half of a share of Common Stock at an exercise price equal to 125% of the unit price, and that the investors would be entitled to nominate a majority slate of directors. However, neither the Lenders nor we are obligated under the Agreement to proceed with a Proposed Investment, or to proceed with a Proposed Investment on these terms. The Lenders have the right to extend the Exclusive Period to March 31, 2016 by funding an additional $1,000,000 aggregate of bridge loans on the same terms as the initial advance pursuant to the Notes. We have agreed that during the Exclusive Period, we will not consummate the offering contemplated in our pending Form S-1 registration statement initially filed with the Securities and Exchange Commission on June 26, 2015.

In connection with the transactions pursuant to the Agreement, we waived the application of our Tax Preservation Plan to any acquisitions of Common Stock by the Lenders. The Tax Preservation Plan, dated June 24, 2014, with Computershare Inc, as Rights Agent, was filed as Exhibit 4.1 to our Current report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2014, and was designed to reduce the risk that acquisitions of our Common Stock would adversely impact our available net operating loss carryforwards for tax purposes. At September 30, 2015 we had approximately $147 million in federal and $34 million in Arizona state net operating loss carryforwards. The availability of the net operating loss carryforwards to offset future taxable income could be limited in the event of a change in ownership, as defined in Section 382 of the Internal Revenue Code. Such a change in ownership may occur in connection with the Proposed Investment or other fundraising activities.

Copies of the Agreement and the Notes are filed with this report as Exhibits 10.1 through 10.6, and are incorporated into this Item 2.03 by this reference.

Section 3 – Securities and Trading Markets

Item 3.02.     Unregistered Sales of Equity Securities

The issuance of the securities described above in Item 2.03 was effected as a private placement without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended. As described above, the purchasers currently own in the aggregate approximately 19% of our outstanding Common Stock.

The description of the transaction in Item 2.03 is incorporated into this Item 3.02 by this reference.

Section 7 - Regulation FD

Item 7.01     Regulation FD Disclosure.

On December 15, 2015, we issued a press release relating to the transactions described in Item 2.03 above. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement dated December 11, 2015, by and among Capstone Therapeutics, Corp. and Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS, L.P., Investment 10, LLC, and MSI BVF SPV, LLC.

10.2	Convertible Promissory Note dated December 11, 2015, payable to Biotechnology Value Fund, L.P.

10.3	Convertible Promissory Note dated December 11, 2015, payable to Biotechnology Value Fund II, L.P.

10.4	Convertible Promissory Note dated December 11, 2015, payable to Biotechnology Value Trading Fund OS, L.P.

10.5	Convertible Promissory Note dated December 11, 2015, payable to Investment 10, LLC.

10.6	Convertible Promissory Note dated December 11, 2015, payable to MSI BVF SPV, LLC.

99.1*	Press Release dated December 15, 2015

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* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2015	CAPSTONE THERAPEUTICS CORP.

/s/ John M. Holliman, III
John M. Holliman, III
Executive Chairman and CEO

Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement dated December 11, 2015, by and among Capstone Therapeutics, Corp. and Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS, L.P., Investment 10, LLC, and MSI BVF SPV, LLC.

10.2	Convertible Promissory Note dated December 11, 2015, payable to Biotechnology Value Fund, L.P.

10.3	Convertible Promissory Note dated December 11, 2015, payable to Biotechnology Value Fund II, L.P.

10.4	Convertible Promissory Note dated December 11, 2015, payable to Biotechnology Value Trading Fund OS, L.P.

10.5	Convertible Promissory Note dated December 11, 2015, payable to Investment 10, LLC.

10.6	Convertible Promissory Note dated December 11, 2015, payable to MSI BVF SPV, LLC.

99.1*	Press Release dated December 15, 2015

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* Furnished herewith.